Exhibit 99.1

Selective Insurance Group, Inc. Announces Preliminary Second Quarter 2023 Results, Including
Catastrophe Loss Estimates

Branchville, NJ – July 24, 2023 – Selective Insurance Group, Inc. (Nasdaq: SIGI) announced preliminary second quarter 2023 results and pre-tax net catastrophe loss estimates today.

Selective (the "Company") expects to report second quarter diluted earnings per share of $0.92 and non-GAAP operating earnings per share of $0.991, with the difference principally reflecting after-tax net realized and unrealized investment losses. The Company expects its second quarter combined ratio to be 100.2%, including catastrophe losses of 10.6 points and net prior year favorable casualty reserve development of 0.4 points. Net investment income, after-tax, is expected to be $78 million, including $9 million of after-tax alternative investment income. We expect to report a 9.1% return on common equity (“ROE”) and 9.8% non-GAAP operating ROE1 in the quarter.

The Company expects pre-tax net catastrophe losses totaling approximately $100 million. Each underwriting segment was impacted, with $63 million of pre-tax net catastrophe losses in Standard Commercial Lines, $21 million in Standard Personal Lines, and $16 million in Excess and Surplus Lines. Nineteen named events impacted our results. Most storms were in our Midwest and East Coast footprint states, and none were large enough to attach to our catastrophe reinsurance treaty.

“In a challenging operating environment with elevated catastrophe losses throughout the insurance sector, our team worked hard to serve our customers and distribution partners. Through the first half of the year, our expected operating ROE of 12.2% was in line with our 12% target and we are on track to meet our full-year guidance of a 96.5% combined ratio and $300 million of after-tax net investment income. In addition, we produced excellent net premiums written growth,” said Chairman, President and Chief Executive Officer John J. Marchioni.

Based on the preliminary second quarter results, we increased our expectations for 2023 net catastrophe losses while maintaining other full-year expectations as follows:

•A GAAP combined ratio of 96.5%, including net catastrophe losses of 6.0 points, up from prior guidance of 4.5 points. Our combined ratio estimate assumes no additional prior year casualty reserve development;
•After-tax net investment income of $300 million that includes $30 million of after-tax net investment income from our alternative investments;
•An overall effective tax rate of approximately 21%, which assumes an effective tax rate of 20% for net investment income and 21% for all other items; and
•Weighted average shares of 61 million on a fully diluted basis.

We expect to release our second quarter 2023 results after market close on August 2, 2023. Any changes in our preliminary estimates, including changes to pre-tax net catastrophe losses, will be reflected in these results. Our catastrophe loss estimates are subject to change as the events are recent, the loss activity is geographically widespread, and the losses can include complex facts, circumstances, and coverage analysis.

A conference call to discuss the results will be held on Thursday, August 3, 2023, at 11:00 AM ET. This call will be webcast live and accessible on Selective's website at www.Selective.com. A replay will be available from August 3 to September 1, 2023.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in Forbes Best Midsize Employers in 2023 and certification as a Great Place to Work® in 2023 for the fourth consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliations of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share and Certain Other Non-GAAP Measures
Non-GAAP operating income per diluted common share and non-GAAP operating return on common equity differ from net income available to common stockholders per diluted common share and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income. These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income available to common stockholders per diluted common share and return on common equity prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders per diluted common share to non-GAAP operating income per diluted common share and return on common equity to non-GAAP operating return on common equity respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
Net income available to common stockholders per diluted common share	$0.92	0.61	2.41	1.50
Net realized and unrealized investment (gains) losses included in net income, before tax	0.09	0.70	0.04	1.37
Tax on reconciling items	(0.02)	(0.14)	(0.01)	(0.29)
Non-GAAP operating income per diluted common share	$0.99	1.17	2.44	2.58

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
Return on Common Equity	9.1%	6.0	12.1	7.1
Net realized and unrealized investment (gains) losses included in net income, before tax	0.9	6.9	0.1	6.4
Tax on reconciling items	(0.2)	(1.5)	—	(1.4)
Non-GAAP Operating Return on Common Equity	9.8%	11.4	12.2	12.1

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that may be impacted by climate change, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Related to COVID-19:
◦We have been successful in defending against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.
◦We cannot predict the amount our premiums may be reduced, or the impact on our underwriting results, from any future (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, (iii) voluntary efforts or directives from various state insurance regulators to extend individualized payment flexibility or suspend policy cancellation, late payment notices, and late or reinstatement fees, or (iv) litigation brought by policyholders to recover premiums they allege were excessive during the period of any governmental directive.
•The ongoing Russian war against Ukraine is impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com